Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 1, 2012

among

SUBURBAN PROPANE, L.P.,

as the Borrower,

SUBURBAN PROPANE PARTNERS, L.P.,

as the Parent,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and

an L/C Issuer,

and

The Other Lenders Party Hereto.

WELLS FARGO BANK, N.A.,

Syndication Agent

JPMORGAN CHASE BANK, N.A.,

CITIBANK, N.A.

and

RBS CITIZENS, N.A.,

Co-Documentation Agents

BANK OF AMERICA MERRILL LYNCH,

WELLS FARGO SECURITIES, LLC,

J.P. MORGAN SECURITIES LLC,

RBS CITIZENS, N.A.

and

CITIBANK, N.A.

Joint Lead Arrangers and Joint Book Managers

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is made and entered into as of August 1, 2012, by and among SUBURBAN PROPANE, L.P., a Delaware limited partnership (the “Borrower”), SUBURBAN PROPANE PARTNERS, L.P., a Delaware limited partnership (the “Parent”), EACH LENDER SIGNATORY HERETO, and BANK OF AMERICA, N.A., as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Swing Line Lender, L/C Issuer and a Lender.

W I T N E S S E T H:

WHEREAS, the Administrative Agent, the Lenders, the Borrower and the Parent are parties to that certain Amended and Restated Credit Agreement dated as of January 5, 2012 (the “Credit Agreement”);

WHEREAS, the Borrower has entered into an agreement for the purchase of certain equity interests and assets from Inergy Propane, LLC and certain of its affiliates and in connection therewith intends to enter into and consummate the Inergy Transactions as described on Schedule 1.01(d) attached hereto, and has notified the Administrative Agent of its desire to (i) increase the Revolving Credit Commitments pursuant to Section 2.15 of the Credit Agreement, (ii) establish the 2012 Incremental Term Facility pursuant to Section 2.16 of the Credit Agreement; amend certain terms of the Credit Agreement in the manner set forth herein; and

WHEREAS, subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders that are signatories hereto are willing to agree to such amendments and waivers; provided, that such amendments and waivers shall not be effective until the First Amendment Closing Date (as herein defined).

NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereby agree as follows:

1. Definitions.

(a) Unless otherwise defined in this First Amendment, each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this First Amendment. The interpretive provisions set forth in Section 1.02 of the Credit Agreement shall apply to this First Amendment.

(b) As used herein, the following terms shall have the meanings herein specified:

“Equity Interest Collateral” means capital stock or other equity interests with respect to which a security interest may be perfected by delivery of a stock or other certificate and related stock powers.

“Filing Collateral” means property or assets, including intangible property and equity interests, with respect to which a security interest may be perfected by filing a financing statement in a State of the United States or the District of Columbia under the Uniform Commercial Code.

“First Amendment Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, RBS Citizens, N.A. and Citibank, N.A. in their respective capacities as joint lead arrangers and joint book managers. As used herein, the term, “First Amendment Arranger” shall mean “each First Amendment Arranger” or the “applicable First Amendment Arranger” as the context may require.

“First Amendment Execution Date” means the date upon which this First Amendment has been executed by all parties hereto and all conditions precedent set forth in Section 15 have been satisfied, or otherwise waived by the Administrative Agent and the Lenders party to the First Amendment.

“Inergy Acquisition Agreement” has the meaning set forth on Schedule 1.01(d) hereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Inergy Permitted Indebtedness” means the Indebtedness set forth on Schedule 3.9(e) to the Inergy Acquisition Agreement to the extent that such Indebtedness and any related Liens would not result in a violation of Sections 7.01 and 7.02 of the Credit Agreement (after giving effect to the First Amendment).

“IP Collateral” means intellectual property with respect to which a security interest may be perfected by the filing of a security agreement on the applicable form with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be.

“Permitted Changes” means amendments, modifications and waivers that are either (a) not material and adverse to the Lenders or (b) agreed to by the First Amendment Arrangers (such consent not to be unreasonably withheld, conditioned or delayed).

“Propane Group Material Adverse Effect” means any Material Adverse Effect in respect of the Propane Group Entities (as defined in the Inergy Acquisition Agreement) and the Acquired Assets (as defined in the Inergy Acquisition Agreement) taken as a whole. As used in this definition, “Material Adverse Effect” means, with respect to any Person (as defined in the Inergy Acquisition Agreement), any change, event, circumstance, effect or development that, considered together with all other changes, events, circumstances, effects and developments is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or operations of such Person and its Subsidiaries (as defined in the Inergy Acquisition Agreement), taken as a whole; provided, however, that, a Material Adverse Effect shall not be deemed to have occurred as a result of any of the following changes, events or developments (either alone or in combination): (a) any change in general economic, political or business conditions (including any effects on the economy arising as a result of acts of terrorism), but which does not have a materially disproportionate impact on the business of such Person and its Subsidiaries relative to others in such Person’s industry; (b) any change in propane, heating oil or distillate commodity prices; (c) any change affecting the propane, heating oil or distillate storage, transportation and distribution industry generally but which does not have a materially disproportionate impact on the business of such Person and its Subsidiaries relative to others in such Person’s industry; (d) any change in accounting requirements or principles imposed by GAAP (as defined in the Inergy Acquisition Agreement) or any change in Law (as defined in the Inergy Acquisition Agreement) after the Execution Date (as defined in the Inergy Acquisition Agreement) but which does not, in each case, have a materially disproportionate impact on the business of such Person and its Subsidiaries relative to others in such Person’s industry; (e) any change resulting from the execution of the Inergy Acquisition Agreement or the announcement of the transactions contemplated hereby; or (f) any change resulting from taking any action required to be taken to obtain any approval or authorization under any applicable Regulatory Law (as defined in the Inergy Acquisition Agreement) in accordance with the Inergy Acquisition Agreement. Each reference to the Inergy Acquisition Agreement in this definition means the Inergy Acquisition Agreement without giving effect to any amendments, modifications or waivers other than Permitted Changes.

“Specified Representations” means representations and warranties relating to: due organization, corporate power and authority; due authorization, execution, delivery and enforceability of the First Amendment and the Loan Documents required to be delivered in connection therewith on the First Amendment Closing Date; the First Amendment and the Loan Documents required to be delivered in connection therewith not conflicting with charter documents, law or contracts; Investment Company Act; PATRIOT Act; OFAC; margin stock; solvency as of the First Amendment Closing Date (after giving effect to the Inergy Transactions); and effectiveness, validity, priority and perfection of security interests.

2. Amendments to the Credit Agreement Effective as of the First Amendment Closing Date. Effective as of the First Amendment Closing Date, the Credit Agreement is hereby amended as follows:

(a) New Definitions. The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“2012 Incremental Term Facility” has the meaning set forth in Section 2.16(f).

“2012 Incremental Term Facility Commitment” means, as to each 2012 Incremental Term Facility Lender, its obligation to make 2012 Incremental Term Facility Loans to the Borrower pursuant to this Agreement on the terms and conditions set forth on Schedule 2.16A, in the principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “2012 Incremental Term Facility Commitment” or pursuant to an Assignment and Assumption pursuant to which such Lender assumes such obligation, as applicable, as such amount may be reduced in accordance with the terms and provisions of this Agreement.

“2012 Incremental Term Facility Lender” means, at any time, any Lender that has a 2012 Incremental Term Facility Commitment at such time; or if the 2012 Incremental Term Facility has been drawn, any Lender that holds a 2012 Incremental Term Facility Loan.

“2012 Incremental Term Facility Loan” means an advance made by any 2012 Incremental Term Facility Lender under the 2012 Incremental Term Facility.

“Act” has the meaning set forth in Section 11.20.

“Additional Parent Notes” means the senior unsecured notes issued by the Parent and Suburban Energy Finance Corporation after the First Amendment Closing Date in the original principal amount of up to $250 million for the purpose of prepaying the 2012 Incremental Term Facility Loans.

“Additional Parent Refinancing Notes” means, collectively, any Additional Parent Notes amended after their issuance date and any Indebtedness of the Parent (other than intercompany Indebtedness) issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge all or any portion of the Additional Parent Notes; provided that:

(a) the principal amount (or accreted value, if applicable) of such Additional Parent Refinancing Notes does not exceed an amount equal to the sum of (i) the principal amount (or accreted value, if applicable) of the Additional Parent Notes being amended, extended, refinanced, renewed, replaced, defeased or refunded, plus (ii) all accrued interest on said Additional Parent Notes and the amount of all fees, expenses and premiums incurred in connection with such refinancing;

(b) such Additional Parent Refinancing Notes have a final maturity date not earlier than the final maturity date of, and have a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Additional Parent Notes being amended, extended, refinanced, renewed, replaced, defeased or refunded;

(c) such Indebtedness is incurred by the Person or Persons that are the obligor on the Additional Parent Notes being amended, extended, refinanced, renewed, replaced, defeased or refunded;

(d) the terms and conditions of the definitive documents for the Additional Parent Refinancing Notes are reasonably acceptable to the Required Lenders; and

(e) neither the Borrower nor any Subsidiary of the Borrower Guarantees any Additional Parent Refinancing Notes.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Equity Consideration” has the meaning set forth on Schedule 1.01(d).

“Exchange Notes” means the collective reference to (a) the “Exchange Notes” as defined in Schedule 1.01(d), and (b) any Exchange Refinancing Notes.

“Exchange Refinancing Notes” means, collectively, any Exchange Notes amended after the First Amendment Closing Date and any Indebtedness of the Parent (other than intercompany Indebtedness) issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge all or any portion of the Exchange Notes; provided that:

(a) the principal amount (or accreted value, if applicable) of such Exchange Refinancing Notes does not exceed an amount equal to the sum of (i) the principal amount (or accreted value, if applicable) of the Exchange Notes being amended, extended, refinanced, renewed, replaced, defeased or refunded, plus (ii) all accrued interest on said Exchange Notes and the amount of all fees, expenses and premiums incurred in connection with such refinancing;

(b) such Exchange Refinancing Notes have a final maturity date not earlier than the final maturity date of, and have a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Exchange Notes being amended, extended, refinanced, renewed, replaced, defeased or refunded;

(c) such Indebtedness is incurred by the Person or Persons that are the obligor on the Exchange Notes being amended, extended, refinanced, renewed, replaced, defeased or refunded;

(d) the terms and conditions of the definitive documents for the Exchange Refinancing Notes are reasonably acceptable to the Administrative Agent and the Required Lenders; and

(e) neither the Borrower nor any Subsidiary of the Borrower Guarantees the Exchange Refinancing Notes.

“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement, dated as of August 1, 2012, among Borrower, Parent, the Guarantors, the Administrative Agent and the Lenders party thereto.

“First Amendment Closing Date” means the date upon which the Inergy Acquisition is consummated and the other conditions precedent set forth on Annex A to the First Amendment have been satisfied or waived.

“First Amendment Execution Date” means August 1, 2012.

“Fiscal Reporting Date” means the last day of each fiscal quarter of the Parent and the Borrower.

“Inergy” has the meaning set forth on Schedule 1.01(d).

“Inergy Acquisition” has the meaning set forth on Schedule 1.01(d).

“Inergy Target” has the meaning set forth on Schedule 1.01(d).

“Inergy Transactions” means, collectively, the acquisition by the Parent of the Inergy Target (including its Subsidiaries) and the consummation of the other transactions described on Schedule 1.01(d) hereto.

“Intercompany Indebtedness” or “intercompany Indebtedness” means Indebtedness of the Parent owed to a Subsidiary.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Sanction(s)” means any international economic sanction administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

(b) Amended and Restated Definitions. Each of the following definitions set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Arranger” means one of MLPFS, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, RBS Citizens, N.A. and Citibank, N.A. in their respective capacities as joint lead arrangers and joint book running managers. As used herein, the term, “Arranger” shall mean “each Arranger” or the “applicable Arranger” as the context may require.

“Applicable Rate” means, with respect to the Revolving Credit Facility, the applicable percentage per annum set forth below determined by reference to the Total Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Total Consolidated Leverage Ratio	Applicable Margin for Eurodollar Rate Loans/ Letter of Credit Fee	Applicable Margin for Base Rate Loans	Commitment Fee
I	< 1.75:1	1.50%	0.50%	0.300%
II	> 1.75:1 but < 2.50:1	1.75%	0.75%	0.375%
III	> 2.50:1 but < 3.00:1	2.00%	1.00%	0.375%
IV	> 3.00:1 but < 4.00:1	2.25%	1.25%	0.500%
V	> 4.00:1 but <4.75.1	2.50%	1.50%	0.500%
VI	> 4.75.1	2.75%	1.75%	0.500%

Any increase or decrease in the Applicable Rate for the Revolving Credit Facility resulting from a change in the Total Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Revolving Lenders, Pricing Level VI shall apply in respect of the Revolving Credit Facility, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered (after giving effect to any applicable grace periods set forth in Section 8.01(b)) and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding the foregoing, the Applicable Rate for the Revolving Credit Facility shall be based upon Pricing Level VI from the First Amendment Closing Date until the first adjustment made pursuant to the preceding paragraph based on the Compliance Certificate delivered pursuant to Section 6.02(a) for the Fiscal Reporting Date occurring on or immediately after the First Amendment Closing Date (by way of example, if the First Amendment Closing Date occurs at any time during the period from and after July 1, 2012 through and including September 30, 2012, the adjustment would be made based on the Compliance Certificate delivered in connection with the September 30, 2012 financial statements); provided, however, from and after the date of any borrowing of 2012 Incremental Term Facility Loans, through and including the date upon which the 2012 Incremental Term Facility Loans are fully repaid, (i) the Applicable Rate for LIBOR Loans and Letter of Credit Fees shall be 3.00%, (ii) the Applicable Rate for Base Rate Loans shall be 2.00% and (iii) the Commitment Fee shall be 0.500%.

“Applicable Rate”, with respect to the 2012 Incremental Term Facility, shall have the meaning set forth on Schedule 2.16A; and with respect to any other Incremental Term Facility, shall have the meaning set forth in such amendment or supplement to this Agreement entered into in connection with such Incremental Term Facility among the Borrower, the Guarantors, the Incremental Term Facility Lenders that have agreed to participate in such Incremental Term Facility and the Administrative Agent.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Consolidated EBITDA” means, for any Person at any date of determination, an amount equal to Consolidated Net Income of such Person and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus

(a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes, (iii) depreciation and amortization expense, (iv) extraordinary losses which do not represent a cash item in such period and are not expected to represent a cash item in any future period, (v) the amount of any make whole or premium paid in connection with the prepayment of the Parent Notes, (vi) for the fiscal quarter in which the First Amendment Closing Date occurs and the immediately following three fiscal quarters, out-of-pocket fees, costs and expenses incurred in connection with the Inergy Transactions in an aggregate amount not to exceed $50,000,000, (vii) other cash restructuring charges, in an aggregate amount not to exceed $5,000,000 during the term of this Agreement and (viii) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by such Person and its Subsidiaries for such Measurement Period), and minus

(b) the following to the extent added in computing such Consolidated Net Income and without duplication, (i) extraordinary gains and other non-recurring gains during such period, and (ii) in the case of Consolidated EBITDA for the Parent or the Borrower, income from the Agway Subsidiaries and income, if any, from Inactive Subsidiaries, and non-cash gains, if any, from the sale of Agway Subsidiaries and Inactive Subsidiaries and their respective properties;

provided, that pursuant to the request of the Borrower, accompanied by supporting documentation reasonably satisfactory to the Administrative Agent, (A) for the purposes of determining Consolidated EBITDA on the Fiscal Reporting Date that first follows the First Amendment Closing Date (or, if the First Amendment Closing Date occurs on a Fiscal Reporting Date, then for purposes of determining Consolidated EBITDA on such Fiscal Reporting Date), and for purposes of determining Consolidated EBITDA on each of the three Fiscal Reporting Dates occurring thereafter, (1) there shall be added an amount equal to the Inergy Acquisition Synergies Amount (as defined at the end of this paragraph) and (2) Consolidated EBITDA shall be adjusted in a manner reasonably satisfactory to the Administrative Agent to give effect to the consummation of the Inergy Acquisition, provided, that the Consolidated EBITDA attributable to the assets and businesses acquired pursuant to the Inergy Acquisition shall be calculated as set forth on Schedule 1.01(c); (B) for the purposes of determining Consolidated EBITDA for any period during which any other Permitted Acquisition is consummated, Consolidated EBITDA shall be adjusted in a manner reasonably satisfactory to the Administrative Agent to give effect to the consummation of such Permitted Acquisition on a pro forma basis in accordance with GAAP, as if such Permitted Acquisition occurred on the first day of such period; and (C) Consolidated EBITDA shall exclude all unrealized gains and losses reported under FASB ASC 815, as amended, in connection with forward contracts, futures contracts or other derivatives or commodity hedging agreements in accordance with the Borrower’s existing commodity hedging policy. The “Inergy Acquisition Synergies Amount” means the following: (i) on the Fiscal Reporting Date that occurs on or after the First Amendment Closing Date: $20,000,000, (ii) on the next occurring Fiscal Reporting Date: $15,000,000, (iii) on the next occurring Fiscal Reporting Date: $10,000,000, and (iv) on the next occurring Fiscal Reporting Date: $5,000,000.

(c) Amended Definition (Acquisition Period). The definition of “Acquisition Period” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following immediately after the words “any one or more transactions” in the second sentence thereof: “(other than the Inergy Acquisition)”.

(d) Amended Definition (Fee Letters). The definition of “Fee Letters” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” prior to clause (ii) thereof and adding the following immediately after the words “Wells Fargo Bank, N.A.”: “, and (iii) any fee letter agreement executed in connection with the First Amendment”.

(e) Amended Definition (L/C Issuer Commitment). The definition of “L/C Issuer Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing each reference to “$125,000,000” therein with the following: “$200,000,000”.

(f) Amended Definition (Net Cash Proceeds). The definition of “Net Cash Proceeds” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following new paragraph to the end of such definition:

“When used with respect to the sale or issuance of any Equity Interests by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, “Net Cash Proceeds” means the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the sum of the underwriting discounts and commissions, and other reasonable out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction including legal, accounting, investment banking and other professional fees.”

(g) Amended Definition (Parent Refinancing Notes). The definition of “Parent Refinancing Notes” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the last sentence thereof.

(h) Amended Definition (Permitted Acquisition). The definition of “Permitted Acquisition” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following immediately after the words “Section 7.03(f)”: “or (g)”.

(i) Amendment to Sections 2.05(a) (Optional Prepayments). Section 2.05(a)(i) of the Credit Agreement is hereby amended by adding immediately prior to the last sentence thereof the following sentence: “Notwithstanding anything to the contrary herein, upon the election of the Borrower in any such notice, provided that no Default then exists, any prepayment made pursuant to this Section 2.05(a)(i) may be applied in whole or in part to the prepayment of the 2012 Incremental Term Facility Loans without a pro rata prepayment of the Revolving Credit Loans.”

(j) Amendment to Sections 2.05(b) (Mandatory Prepayments). Section 2.05(b) of the Credit Agreement is hereby amended as follows:

(i) Clause (i) of Section 2.05(b) is hereby amended and restated in its entirety as follows:

“(i) (A) At any time in which any Incremental Term Facility Loan remains outstanding, if any Loan Party or any of its Subsidiaries (other than Agway Subsidiaries, Inactive Subsidiaries or Excluded Subsidiaries) Disposes of any property (other than any Disposition of any property permitted by Section 7.05(a), (b), (c), (d), (e), (h), (i) or (j)) which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses (iv) and (vi) below); provided, however, that (1) the first $25,000,000 of such Net Cash Proceeds received in any fiscal year (the “Exempt Proceeds”) shall not be subject to the mandatory prepayment requirements set forth in this Section 2.05(b)(i)(A), and (2) with respect to any Net Cash Proceeds received in respect of a Disposition described in this Section 2.05(b)(i)(A) in excess of the Exempt Proceeds, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of such Disposition), and so long as no Default shall have occurred and be continuing, such Loan Party or Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 12 months after the receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (as certified by the Borrower in writing to the Administrative Agent); and provided further, however, that (x) any Net Cash Proceeds not so reinvested within such 12 month period shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(i)(A), and (y) if a Default has occurred and is continuing at any time that the Borrower or a Subsidiary Guarantor receives or is holding any Net Cash Proceeds which have not yet been reinvested, such Net Cash Proceeds shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(i)(A).

(B) If any Loan Party or any of its Subsidiaries Disposes of any property pursuant to Section 7.05(i) which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person; such prepayments to be applied first, ratably among the 2012 Incremental Term Loan Lenders to the outstanding 2012 Incremental Term Facility Loans, and second, ratably among (x) the Revolving Credit Lenders to the outstanding Revolving Credit Loans and the L/C Obligations and (y) if applicable, any other Incremental Term Loan Lenders to the outstanding Incremental Term Facility Loans (other than the 2012 Incremental Term Facility Loans).”

(ii) Clause (ii) of Section 2.05(b) is hereby amended by replacing the reference to “clauses (iii) and (v) below” therein with the following: “clauses (iv) and (v) below”.

(iii) Clauses (iii), (iv), (v) and (vi) of Section 2.05(b) are renumbered as clauses (iv), (v), (vi) and (vii) respectively and the reference to “Section 2.05(b)(v)” in the definition of “Reduction Amount” is replaced with “Section 2.05(b)(vi)”.

(iv) A new clause (iii) is hereby added to Section 2.05(b) as follows:

“(iii) At any time in which the 2012 Incremental Term Facility Loans remain outstanding, upon (A) the sale or issuance by the Parent or any Subsidiary of any of its Equity Interests (other than any sales or issuances of Equity Interests to another Loan Party) or (B) the incurrence or issuance by any Loan Party or any of its Subsidiaries of Additional Parent Notes pursuant to Section 7.02(b)(iii) or any Indebtedness made pursuant to Section 7.02(j) or (l) or not otherwise permitted pursuant to Section 7.02, the Borrower shall prepay an aggregate principal amount of 2012 Incremental Term Facility Loans equal to 100% of Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary. Each prepayment of 2012 Incremental Term Facility Loans pursuant to the foregoing provisions of this Section 2.05(b)(iii) shall be applied ratably to the outstanding 2012 Incremental Term Facility Loans.”

(v) Renumbered clause (iv) of Section 2.05(b) is hereby amended and restated as follows:

“(iv) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied ratably to the Revolving Credit Facility (in the manner set forth in clause (vi) of this Section 2.05(b)) and the Incremental Term Facilities unless expressly stated otherwise.”

(k) Amendment to Section 2.09(a) (Commitment Fee). Section 2.09(a) of the Credit Agreement is hereby amended by adding the following sentence immediately after the first sentence thereof: “For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee.”

(l) Amendment to Section 2.15(a) (Increase in Revolving Credit Facility). Section 2.15(a) of the Credit Agreement is hereby amended by replacing “$400,000,000” with the following: “$650,000,000 at any time; and provided further that the aggregate Revolving Credit Commitments may not exceed $400,000,000 until the earlier of (x) the termination of the 2012 Incremental Term Facility Commitments and (y) the repayment in full of the 2012 Incremental Term Facility Loans.”

(m) Amendment to Section 2.16(a) (Request for Incremental Term Facility). Section 2.16(a) of the Credit Agreement is hereby amended by (i) replacing “$400,000,000” with the following: “$650,000,000 at any time” and (ii) adding the following sentence at the end thereof: “For purposes of clarification, the Borrower’s option to request one or more additional Incremental Term Facilities pursuant to this Section 2.16 shall be reinstated and remain available to the Borrower upon the termination or repayment of any established Incremental Term Facilities, provided that after giving effect thereto the Aggregate Commitments do not exceed the maximum amount set forth above at any time.”

(n) Amendment to Section 2.16(e) (Terms of Incremental Term Facilities). Section 2.16(e) of the Credit Agreement is hereby amended by adding the following clause to the end of the last sentence thereof: “; and provided further that, clauses (B) and (C) of the foregoing proviso shall not be applicable to the 2012 Incremental Term Facility.”

(o) Amendment to Section 2.16(f) (Terms of 2012 Incremental Term Facility). Section 2.16 of the Credit Agreement is hereby amended by renumbering clause (f) thereof as clause (g) and adding a new clause (f) as follows:

“(f) 2012 Incremental Term Facility. Pursuant to the First Amendment, the 2012 Incremental Term Facility Lenders have established an Incremental Term Facility (the “2012 Incremental Term Facility”) pursuant to the terms and conditions set forth on Schedule 2.16A.”

(p) Amendment to Section 3.01 (Taxes). The following technical correction is hereby made to Section 3.01(e)(ii)(A) of the Credit Agreement: the following words are added to the last sentence thereof: “federal backup withholding tax;”.

(q) Addition of New Section 5.22 (OFAC, etc.). The Credit Agreement is hereby amended to add a new Section 5.22 as follows:

“5.22 OFAC, etc. No Loan Party nor any Related Party, (a) is currently the subject of any Sanctions, (b) is located, organized or residing in any Designated Jurisdiction, or (c) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, the Arrangers, the Administrative Agent, the L/C Issuers or the Swing Line Lender) of Sanctions. No Loan Party nor any of its Subsidiaries is in violation of the Act.”

(r) Amendment to Section 6.03(d) (Notices of Sale or Issuance of Equity). Section 6.03(d) of the Credit Agreement is hereby amended by (i) adding the following after the words “Extraordinary Receipt” in clause (ii) thereof: “, or any sale or issuance of Equity Interests,” and (ii) adding the following words at the end thereof: “and/or Section 2.05(b)(iii)”.

(s) Amendment to Section 6.12(b) (Threshold Asset Value for Collateral). Section 6.12(b) of the Credit Agreement is hereby amended by replacing “$35,000,000” with “$70,000,000”.

(t) Amendment to Section 6.15 (Further Assurances). Section 6.15 of the Credit Agreement is hereby amended by adding the following immediately after the words “any Loan Party or any of its Subsidiaries is or is to be a party”: “(and, without limiting the foregoing, to comply with or evidence compliance with applicable regulations or other requirements of any Governmental Authority with respect to flood insurance applicable to any improved real property constituting collateral security for the Obligations)”.

(u) Amendment to Section 7.01(p) (Liens on Acquired Property). Section 7.01(p) of the Credit Agreement is hereby amended by replacing “$25,000,000” with “$50,000,000”.

(v) Amendment to Section 7.01(r) (Liens on Cash Collateral). Section 7.01(r) of the Credit Agreement is hereby amended by replacing “$15,000,000” with “$30,000,000”.

(w) Amendment to Section 7.01 (Addition of New Clauses Permitting Liens on Cash Collateral Securing Inergy Target Existing Swap Contracts and Liens on Real Property Acquired Pursuant to the Inergy Transactions). Section 7.01(s) of the Credit Agreement is hereby renumbered as Section 7.01(u) and a new clause (s) and a new clause (t) are added as follows:

“(s) Liens on cash to secure obligations in respect of the Inergy Target Existing Swap Contracts (as defined Section 7.17(b));

(t) Liens on real property acquired pursuant to the Inergy Transactions which secure Indebtedness that has been indefeasibly paid in full but which were inadvertently not released in connection with such full payment, provided, that the Loan Parties shall use commercially reasonable efforts to cause such Liens to be released within 90 days of the First Amendment Execution Date (or such longer period as may be consented to by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed); and”

(x) Amendment to Section 7.02(b) (Indebtedness Evidenced by the Parent Notes, Exchange Notes and Additional Parent Notes). Section 7.02(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) (i) Indebtedness of the Parent and Suburban Energy Finance Corp. evidenced by the Parent Notes (including the Parent Refinancing Notes), provided that neither the Borrower nor any Subsidiary of the Borrower shall be an issuer of, or Guarantee, any Parent Notes, (ii) Indebtedness of the Parent and Suburban Energy Finance Corp. evidenced by the Exchange Notes (including the Exchange Refinancing Notes), including the assumption (for the period of time preceding the issuance of the Exchange Notes) of the Indebtedness to be replaced by the Exchange Notes, provided that (A) the aggregate principal amount of the Exchange Notes shall not exceed $1,000,000,000, (B) the terms and conditions of the definitive documents for the Exchange Notes shall be reasonably acceptable to the Administrative Agent and the Arrangers and (C) neither the Borrower nor any Subsidiary of the Borrower shall be an issuer of, or Guarantee, any Exchange Notes, and (iii) Indebtedness of the Parent and Suburban Energy Finance Corp. evidenced by the Additional Parent Notes (including the Additional Parent Refinancing Notes), provided that (A) the aggregate principal amount of the Additional Parent Notes shall not exceed $250,000,000, (B) the Net Cash Proceeds of the issuance of any Additional Parent Notes shall be used to prepay the 2012 Incremental Term Facility Loans in accordance with Section 2.05(b), (C) the terms and conditions of the definitive documents for the Additional Parent Notes shall be reasonably acceptable to the Required Lenders and (D) neither the Borrower nor any Subsidiary of the Borrower shall be an issuer of, or Guarantee, any Additional Parent Notes;”.

(y) Amendment to Section 7.02(i) (Acquired Indebtedness). Section 7.02(i) of the Credit Agreement is hereby amended by revising the proviso in its entirety to read as follows: “provided that the aggregate principal amount of Indebtedness under this clause (i) shall not at any time exceed (x) $25,000,000 at any time that any 2012 Incremental Term Facility Commitments or any portion of any 2012 Incremental Term Facility Loans remain outstanding and (y) $50,000,000 after termination of the 2012 Incremental Term Facility Commitments and, to the extent there are any 2012 Incremental Term Facility Loans outstanding, repayment in full of such 2012 Incremental Term Facility Loans;”.

(z) Amendment to Section 7.02(j) (Purchase Money Financing). Section 7.02(j)(A) of the Credit Agreement is hereby amended by replacing “$100,000,000” with the following: “(x) $100,000,000 at any time that any 2012 Incremental Term Facility Commitments or any portion of any 2012 Incremental Term Facility Loans remain outstanding and (y) $200,000,000 after termination of the 2012 Incremental Term Facility Commitments and, to the extent there are any 2012 Incremental Term Facility Loans outstanding, repayment in full of such 2012 Incremental Term Facility Loans”.

(aa) Amendment to Section 7.02(l) (Unsecured Indebtedness). Section 7.02(l) of the Credit Agreement is hereby amended by replacing the amount “$40,000,000” set forth therein with the following: “(x) $40,000,000 at any time that any 2012 Incremental Term Facility Commitments or any portion of any 2012 Incremental Term Facility Loans remain outstanding and (y) $100,000,000 after termination of the 2012 Incremental Term Facility Commitments and, to the extent there are any 2012 Incremental Term Facility Loans outstanding, repayment in full of such 2012 Incremental Term Facility Loans”.

(bb) Amendment to Section 7.03 (Inergy Acquisitions). Section 7.03 of the Credit Agreement is hereby amended as follows: (i) clause (c) thereof is amended by replacing the reference to “Section 7.03(g)” with “Section 7.03(h)”, (ii) by deleting the word “and” at the end of clause (f) thereof, (iii) by renumbering clause (g) thereof as clause (h) and (iv) by adding a new clause (g), as follows:

“(g) Investments made in order to consummate the Inergy Transactions; and”

(cc) Amendment to Section 7.04 (Fundamental Changes). Section 7.04 of the Credit Agreement is hereby amended by deleting the word “and” and the end of clause (e), renumbering clause (f) therefore as clause (g) and adding a new clause (f) as follows:

“(f) Borrower may dissolve Liberty Propane, L.P. and Liberty Propane GP, LLC, provided that the assets of Liberty Propane, L.P. and Liberty Propane GP, LLC are transferred to or otherwise acquired by the Borrower or a Subsidiary Guarantor; and”

(dd) Amendment to Section 7.05(a) (Dispositions of Damaged Property). Section 7.05(a) of the Credit Agreement is hereby amended by adding, immediately after the word “used”, the following: “, damaged”.

(ee) Amendment to Section 7.05 (Dispositions). Section 7.05 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (h) and by deleting clause (i) and replacing it with the following clauses (i), (j) and (k) as follows:

“(i) Dispositions made in connection with the Inergy Acquisition in order to comply with the Hart–Scott–Rodino Antitrust Improvements Act of 1976 (Public Law 94-435) (the “HSR Act”);

(j) Dispositions of assets (other than Dispositions made in order to comply with the HSR Act) (i) acquired pursuant to the Inergy Acquisition that are deemed by the Parent not to be strategic or (ii) that are owned by the Parent or a Subsidiary prior to the Inergy Acquisition or acquired pursuant to the Inergy Acquisition that are or become redundant as a result of the Inergy Acquisition, provided that, in each case, (x) such Disposition is on arms’ length terms and for fair market value, (y) at least 75% of the consideration for such Disposition is paid in cash, and (z) the Net Cash Proceeds of such Disposition are reinvested in operating assets of a Loan Party; and

(k) Dispositions not otherwise permitted by clauses (a) through (j) of this Section 7.05 in an aggregate amount not to exceed $75,000,000 in any fiscal year.”

(ff) Amendment to Section 7.11 (Financial Covenants). Section 7.11 of the Credit Agreement is hereby amended by amending and restating clauses (a) and (b) thereof in their entirety as follows:

“(a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Parent to be less than the ratio set forth below opposite such fiscal quarter:

Four Fiscal Quarters Ending	Minimum Consolidated Interest Coverage Ratio
on each Fiscal Reporting Date that occurs prior to the First Amendment Closing Date	2.50 to 1.00

on the First Amendment Closing Date, or if the First Amendment Closing Date is not on a Fiscal Reporting Date, then on the first Fiscal Reporting Date that occurs after the First Amendment Closing Date through the Fiscal Reporting Date occurring in December, 2012	2.00 to 1.00

the Fiscal Reporting Date occurring in March, 2013 through the Fiscal Reporting Date occurring in December, 2013	2.25 to 1.00

the Fiscal Reporting Date occurring in March, 2014 and each Fiscal Reporting Date thereafter	2.50 to 1.00

(b) Total Consolidated Leverage Ratio. Permit the Total Consolidated Leverage Ratio as of the end of any fiscal quarter of the Parent to be greater than the ratio set forth below opposite such fiscal quarter (the “Maximum Total Consolidated Leverage Ratio”):

Four Fiscal Quarters Ending	Maximum Total Consolidated Leverage Ratio
on each Fiscal Reporting Date that occurs prior to the First Amendment Closing Date	4.75 to 1.00

on the First Amendment Closing Date, or if the First Amendment Closing Date is not on a Fiscal Reporting Date, then on the first Fiscal Reporting Date that occurs after the First Amendment Closing Date through the Fiscal Reporting Date occurring in December, 2012	7.00 to 1.00

the Fiscal Reporting Date occurring in March, 2013 through the Fiscal Reporting Date occurring in December, 2013	5.75 to 1.00

the Fiscal Reporting Date occurring in March, 2014 through the Fiscal Reporting Date occurring in September, 2014	5.25 to 1.00

the Fiscal Reporting Date occurring in December, 2014 and each Fiscal Reporting Date thereafter	4.75 to 1.00; provided, however, that such ratio shall be 5.00 to 1.00 during any Acquisition Period.

; provided, that if a Triggering Event (defined below) occurs during any fiscal quarter (each, a “Triggering Event Quarter”), the Maximum Total Consolidated Leverage Ratio shall be reduced, effective as of the Fiscal Reporting Date occurring in the fiscal quarter in which the Triggering Event occurs, by the aggregate amount of the reductions attributable to all Triggering Events occurring during such Triggering Event Quarter; provided, further, that the Maximum Total Consolidated Leverage Ratio shall in no event be less than 4.75 to 1.00 (5.00 to 1.00 during any Acquisition Period).

As used herein, a “Triggering Event” means Parent’s receipt, at any time after April 25, 2012, of Net Cash Proceeds from the issuance of Common Units in a cumulative amount of $100 million, $200 million, and $250 million, respectively, and the occurrence of the first Triggering Event shall result in a .25 reduction of the Maximum Total Consolidated Leverage Ratio, the occurrence of the second Triggering Event shall result in a .25 reduction of the Maximum Total Consolidated Leverage Ratio, and the occurrence of the third Triggering Event shall result in a .75 reduction of the Maximum Total Consolidated Leverage Ratio. By way of example, Parent’s receipt of Net Cash Proceeds from the issuance of Common Units of $125 million on June 15, 2012 and $125 million on July 15, 2012 would result in the first Triggering Event occurring on June 15, 2012 and the second and third Triggering Events occurring on July 15, 2012.”

(gg) Amendment to Section 7.14 (Prepayments of Indebtedness). Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.14 Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise make any payment of principal in respect of the Parent Notes, the Additional Parent Notes, or the Exchange Notes (each, a “Principal Payment”) except:

(a) Principal Payments required by the terms of the Parent Notes, the Additional Parent Notes or the Exchange Notes,

(b) other Principal Payments in respect of the Parent Notes, the Additional Parent Notes or the Exchange Notes, provided that the aggregate Principal Payments made pursuant to this clause (b) on any date may not exceed an amount equal to Excess Cash on such date,

(c) Principal Payments in respect of the Parent Notes, the Additional Parent Notes or the Exchange Notes, not permitted by clause (a) or (b) above, in an amount not to exceed $200,000,000 in the aggregate from and after the Closing Date, provided that (i) no Loan proceeds may be used to make such Principal Payments, and (ii) the portion of Principal Payments made pursuant to this clause (c) in excess of $100,000,000 must be made from the proceeds of the sale of Equity Interests (to the extent that such proceeds are not subject to the mandatory prepayment provisions of Section 2.05(b)(iii)), and

(d) Principal Payments in respect of the Parent Notes and the Additional Parent Notes in an amount of up to $100,000,000 from the proceeds of any Equity Issuance, provided that no Default shall exist at the time of or as a result of such Principal Payment;

provided, that in the case of any Principal Payment pursuant to clause (a) through (c) above: (i) on the date of such Principal Payment the Senior Secured Consolidated Leverage Ratio calculated on a pro forma basis after giving effect to such payment as of such date shall not be greater than 3.00 to 1.00, and (ii) no Default shall exist at the time of or as a result of such Principal Payment; and provided further that the Parent may not make any Principal Payments pursuant to this Section 7.14 at any time that any 2012 Incremental Term Facility Commitments or any portion of any 2012 Incremental Term Facility Loans remain outstanding.”

(hh) Amendment to Section 7.16 (Lease Obligations). Section 7.16 of the Credit Agreement is hereby amended by replacing “$30,000,000” with “$75,000,000”.

(ii) Amendment to Section 7.17 (Swap Agreements). Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.17 Swap Agreements. Enter into or permit to exist any obligations under Swap Contracts other than (a) Swap Contracts entered into by a Loan Party or any Subsidiary thereof in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person in connection with the business of such Person conducted in accordance with Section 7.07 and not for purposes of speculation, and (b) the assumption, novation or replacement, at the time of the consummation of the Inergy Acquisition, of Inergy Target Existing Swap Contracts. As used in this Section 7.17, “Inergy Target Existing Swap Contracts” means Swap Contracts entered into by the Inergy Target or any of its Subsidiaries with a counterparty other than a Hedge Bank prior to the consummation of the Inergy Acquisition and not in contemplation thereof, and shall not include any novation, renewal, replacement or extension entered into after the consummation of the Inergy Acquisition.”

(jj) Amendment to Section 7.18 (Violation of International Economic Sanctions). The Credit Agreement is hereby amended to add a new Section 7.18 as follows:

“7.18 Sanctions. Permit any Loan or the proceeds of any Loan, directly or indirectly, (i) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (ii) to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions; or (iii) in any other manner that will result in any violation by any Person (including any Lender, Arranger, Administrative Agent, L/C Issuer or Swing Line Lender) of any Sanctions.”

(kk) Amendment to Section 11.06(d) (Participations). Section 11.06(d) of the Credit Agreement is hereby amended by adding the word “non-fiduciary” before the word “agent” in the last paragraph thereof.

(ll) Amendment to Section 11.14(b) (Submission to Jurisdiction). Section 11.14(b) of the Credit Agreement is hereby amended by adding the following sentence to the end thereof: “NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT, OR BE DEEMED TO OPERATE TO PRECLUDE, THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PARTY.”

(mm) New Schedule 1.01(c) (Definition of Consolidated EBITDA). A new Schedule 1.01(c) is hereby added to the Credit Agreement in the form set forth on Schedule 1.01(c) attached hereto. Schedule 1.01(c) shall show the Consolidated EBITDA add-backs for the assets and businesses acquired pursuant to the Inergy Acquisition, and the Dollar amounts shown in the amended Schedule 1.01(c).

(nn) New Schedule 1.01(d) (Inergy Transactions). A new Schedule 1.01(d) is hereby attached to the Credit Agreement to read as set forth on Schedule 1.01(d) attached hereto.

(oo) New Schedule 2.16A (Terms of the 2012 Incremental Term Facility). A new Schedule 2.16A is hereby attached to the Credit Agreement to read as set forth on Schedule 2.16A attached hereto.

(pp) Amended Schedule 5.13 (Subsidiaries and Other Equity Interests; Loan Parties. Schedule 5.13 is hereby amended to read as set forth on Schedule 5.13 attached hereto.

(qq) Amended Schedule 11.02 (Administrative Agent’s Office, Certain Addresses for Notices). Schedule 11.02 is hereby amended to read as set forth on Schedule 11.02 attached hereto.

3. Increase in Revolving Credit Commitments Effective as of the First Amendment Closing Date. Effective as of the First Amendment Closing Date, (a) the Revolving Credit Commitments shall be increased from $250,000,000 to $400,000,000 pursuant to Section 2.15 of the Credit Agreement, and (b) the Revolving Credit Commitment of each Lender shall be in the amount set forth on Schedule 2.01 attached hereto, with such adjustments as may be necessary to give effect to any assignments after the First Amendment Closing Date. To the extent that Section 2.15 of the Credit Agreement requires notice(s) or conditions in connection with the increase set forth in this Section 3 that are different than those that have been given in connection with this First Amendment, the undersigned Lenders waive such requirements. In addition, the parties hereto hereby acknowledge and agree that to the extent any Revolving Credit Loans are outstanding on the First Amendment Closing Date, the Revolving Credit Lenders shall make such allocations among themselves such that after giving effect to this Amendment (including the joinder by each New Lender as contemplated by Section 14 below) each Revolving Credit Lender’s outstanding Revolving Credit Loans shall equal such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Revolving Credit Facility Amount. For the avoidance of doubt, no amounts shall be due under Section 3.05 of the Credit Agreement, and no processing and recordation fee shall be required to be paid under Section 11.06(b)(iv) of the Credit Agreement, as a result of any reallocation required hereunder.

4. Establishment of 2012 Incremental Term Facility Effective as of the First Amendment Closing Date. Effective as of the First Amendment Closing Date, each of the Lenders identified on Schedule 2.01 hereto as having an 2012 Incremental Term Facility Commitment (and its permitted successors and assigns) agrees (a) to establish an Incremental Term Facility pursuant to Section 2.16 of the Credit Agreement on the terms and conditions set forth on Schedule 2.16A hereto (the “2012 Incremental Term Facility”), and (b) the amount of its 2012 Incremental Term Facility Commitment shall be as set forth on Schedule 2.01 hereto, with such adjustments as may be necessary to give effect to any assignments after the First Amendment Effective Date and as such amount may be reduced from time to time in accordance with the terms and provisions set forth on Schedule 2.16A attached hereto. To the extent that Section 2.16 of the Credit Agreement requires notice(s) or conditions for the establishment of the 2012 Incremental Term Facility that are different than those that have been given in connection with this First Amendment, the undersigned Lenders waive such requirements.

5. New Schedule 2.01 (Commitments). Schedule 2.01 attached to the Credit Agreement is hereby amended in its entirety to read as set forth on Schedule 2.01 attached hereto.

6. Consent to the Inergy Transactions. Effective as of the First Amendment Closing Date, each of the Administrative Agent and the undersigned Lenders hereby (a) consents, to the extent consent is or would be required pursuant to the terms of the Credit Agreement, to the consummation of the Inergy Transactions, and (b) waives compliance by the Borrower and the Parent, and consents to the non-compliance of the Borrower and the Parent, with the provisions set forth in Section 7.04 of the Credit Agreement to the extent necessary to consummate the Inergy Transactions.

7. Representations and Warranties.

(a) First Amendment Execution Date. In order to induce the Administrative Agent and the Required Lenders to execute this First Amendment, as of the First Amendment Execution Date, each of the Parent and the Borrower represents and warrants that:

(i) each of the First Amendment and the Guarantors’ Consent and Agreement (A) has been duly authorized, executed and delivered by each Loan Party party thereto, (B) constitutes a legal, valid and binding obligation of each such Loan Party, enforceable against each such Loan Party in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and (C) does not and will not (1) contravene the terms of any of such Person’s Organization Documents; (2) materially conflict with or result in any material breach or contravention of, or the creation of any Lien under, or require any material payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (3) violate any Law; and

(ii) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or in any other Loan Document, or which are contained in any other document furnished under or in connection herewith on the First Amendment Execution Date, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a), (b), (c) and (d), respectively.

(b) First Amendment Closing Date. In order to induce the Administrative Agent and the Required Lenders to execute this First Amendment, as of the First Amendment Closing Date, the Parent and the Borrower represent and warrant that:

(i) prior to and after giving effect to this First Amendment, the delivery of the Loan Documents required to be delivered pursuant to the First Amendment, the consummation of the Inergy Transactions and any Credit Extension being made on the First Amendment Closing Date, the representations and warranties of the Borrower and each other Loan Party (including, after giving effect to this First Amendment and the consummation of the Inergy Transactions, the Inergy Target and its Subsidiaries) contained in Article V of the Credit Agreement or in any other Loan Document, or which are contained in any document furnished under or in connection herewith on the First Amendment Closing Date, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a), (b), (c) and (d), respectively;

(ii) prior to and after giving effect to this First Amendment, the delivery of the Loan Documents required to be delivered pursuant to the First Amendment, the consummation of the Inergy Transactions and any Credit Extension being made on the First Amendment Closing Date, each Person that is required to be a Guarantor pursuant to the terms of the Credit Agreement and the other Loan Documents has become and remains a party to a Guaranty as a Guarantor, and the Liens held by the Administrative Agent for the benefit of the Lenders as security for payment of the Obligations remain in full force and effect and are unimpaired by this First Amendment; and

(iii) after giving effect to this First Amendment, the consummation of the Inergy Transactions, and any Credit Extension being made on the First Amendment Closing Date, the Parent and the Borrower are in pro forma compliance with the financial covenants set forth in Section 7.11 of the Credit Agreement.

8. Post First Amendment Closing Date Collateral Requirements. Without limiting the provisions of Section 6.12 of the Credit Agreement and Paragraph 2(b) of Annex A, the Borrower agrees that to the extent any security interest in any Collateral required to be perfected pursuant to Paragraph 2(b) of Annex A (other than the Collateral that is required to be perfected as a condition precedent to the First Amendment Closing Date) is not perfected on the First Amendment Closing Date, the Borrower shall take such actions as may be necessary to perfect, or cause to be perfected, such security interests in a reasonable amount of time following the First Amendment Closing Date but in no event later than 30 days from the First Amendment Closing Date (or such longer period (not to exceed 30 days) as may be agreed to by the Administrative Agent) pursuant to arrangements reasonably satisfactory to the Administrative Agent and the First Amendment Arrangers. The parties hereto agree that the provisions of Section 6.12(f) of the Credit Agreement shall not apply to the obligations of the Borrower under this Section 8.

9. Administrative Agent, L/C Issuers and Lenders Make No Representations or Warranties. None of the Administrative Agent, any L/C Issuer, any Lender nor any First Amendment Arranger or any Related Party of any of the foregoing (a) makes any representation or warranty nor assumes any responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement, the Loan Documents, or any other instrument or document furnished pursuant thereto, or (b) makes any representation or warranty nor assumes any responsibility with respect to the financial condition of the Borrower, any Loan Party or any other Person or the performance or observance by such Persons of any of their obligations under the Loan Documents, or any other instrument or document furnished pursuant thereto.

10. Effect of Amendment.

(a) This First Amendment (i) except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or of any of the instruments or agreements referred to therein and (ii) shall not prejudice any right or rights which the Administrative Agent or the Lenders may now have under or in connection with the Credit Agreement, as amended by this First Amendment. Except as otherwise expressly provided by this First Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same, and the Credit Agreement, as amended hereby, shall continue in full force and effect. This First Amendment and such Credit Agreement shall be read and construed as one instrument.

(b) From and after the First Amendment Closing Date, each reference in the Credit Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to the “Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

11. Loan Document. This First Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

12. Miscellaneous. This First Amendment shall be governed by and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state, and applicable federal law. The captions in this First Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This First Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this First Amendment, it shall not be necessary to produce or account for more than one such counterpart.

13. Entire Agreement. The Credit Agreement (as amended by this First Amendment) and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

14. Joinder by the New Lenders. Each Person executing this First Amendment that is not a party to the Credit Agreement prior to giving effect to this First Amendment is referred to herein as a “New Lender”. Each New Lender has agreed to become a Revolving Credit Lender and/or an Incremental Term Facility Lender, as applicable, under the Credit Agreement in accordance with the terms of this First Amendment, with a Revolving Credit Commitment and/or Incremental Term Facility Commitment (in either case, effective as of the First Amendment Closing Date) as set forth on Schedule 2.01 attached hereto. By execution and delivery of this First Amendment, each New Lender: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this First Amendment, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the First Amendment Closing Date, it shall be bound by the provisions of the Credit Agreement as a Revolving Credit Lender or an Incremental Term Facility Lender, as applicable, thereunder; (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this First Amendment and on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger or any other Lender, and (v) if it is a Foreign Lender, it has delivered to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) specifies as its lending office and address for notices the offices set forth on the Administrative Questionnaire provided to the Administrative Agent; and (d) effective as of the First Amendment Closing Date: (i) appoints or authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated by the terms thereof, together with such powers as are reasonably incidental thereto and (ii) agrees that it shall be bound by the terms of the Credit Agreement as a Lender thereunder and that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

15. Effectiveness. This First Amendment shall be effective upon satisfaction of the conditions precedent set forth in Section 15(a) through (h) below; provided that the effectiveness of the amendments set forth in Section 2 hereof, the increase in Revolving Credit Loans set forth in Section 3 hereof, and the establishment of the 2012 Incremental Term Facility set forth in Section 4 hereof, including the obligations of the 2012 Incremental Term Loan Lenders to make 2012 Incremental Term Loans under the Credit Agreement, and the consent pursuant to Section 6 hereof are subject to satisfaction of the conditions precedent set forth in Annex A attached hereto.

(a) (i) This First Amendment shall have been executed by each of the Parent, the Borrower, the Administrative Agent, each L/C Issuer, the Swing Line Lender, each New Lender and the Required Lenders (including each Lender whose Revolving Credit Commitment is being increased and each Lender that has agreed to make a 2012 Incremental Term Facility Commitment pursuant to this First Amendment) and (ii) the Guarantors’ Consent and Agreement shall have been executed by each Guarantor;

(b) the Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this First Amendment and the Guarantors’ Consent and Agreement, as applicable;

(c) the Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party either (i) attaching copies of all governmental and shareholder consents, licenses and approvals required in connection with the execution and delivery of this First Amendment or the Guarantors’ Consent and Agreement by such Loan Party, as applicable, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required;

(d) the representations and warranties set forth in Section 7(a) of this First Amendment which constitute Specified Representations shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof);

(e) the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in this Section 15 have been satisfied;

(f) the Lenders shall have received all documentation and other information that may be required by such Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested by the Lenders in writing not less than two Business Days prior to the First Amendment Execution Date;

(g) any fees required to be paid by the Borrower on or before the First Amendment Execution Date shall have been paid to the Administrative Agent for the account of the Arrangers and the Lenders; and

(h) unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (including any local counsel) to the extent invoiced prior to the First Amendment Execution Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:

SUBURBAN PROPANE, L.P.

By:	/s/ Michael A. Stivala
	Name:	Michael A. Stivala
	Title:	Chief Financial Officer

PARENT:

SUBURBAN PROPANE PARTNERS, L.P.

By:	/s/ Michael A. Stivala
	Name:	Michael A. Stivala
	Title:	Chief Financial Officer

SIGNATURE PAGE TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

GUARANTORS’ CONSENT AND AGREEMENT

Each of the undersigned Guarantors hereby (a) consents to the foregoing First Amendment to Amended and Restated Credit Agreement (the “First Amendment”), (b) acknowledges and agrees that its obligations and liabilities in respect of the Guaranty and other Loan Documents to which it is a party are not released, diminished, impaired, or otherwise adversely affected by the First Amendment, and that all such obligations and liabilities are, and shall continue to be, in full force and effect, (c) confirms that the Liens held by the Administrative Agent for the benefit of the Lenders as security for payment of the Obligations (including any increase thereof pursuant to the First Amendment) remain in full force and effect and are unimpaired by the First Amendment, and (d) agrees that the Guaranty and other Loan Documents to which it is a party are hereby ratified in all respects. This consent and agreement shall be binding upon each of the undersigned Guarantors, and the respective successors and assigns of each, and shall be governed by and construed in accordance with the laws of the State of New York.

GUARANTORS:

SUBURBAN LP HOLDING, INC., a Delaware corporation
SUBURBAN LP HOLDING, LLC, a Delaware limited liability company
SUBURBAN SALES & SERVICE, INC., a Delaware corporation
GAS CONNECTION, LLC, an Oregon limited liability company
SUBURBAN FRANCHISING, LLC, a Nevada limited liability company
SUBURBAN PLUMBING NEW JERSEY LLC, a Delaware limited liability company
SUBURBAN HEATING OIL PARTNERS, LLC, a Delaware limited liability company
AGWAY ENERGY SERVICES, LLC, a Delaware limited liability company
SUBURBAN ENERGY FINANCE CORP., a Delaware corporation
SUBURBAN ENERGY SERVICES GROUP LLC, a Delaware limited liability company

By:	/s/ Michael A. Stivala
	Name:	Michael A. Stivala
	Title:	Vice President and Chief Financial Officer

SIGNATURE PAGE TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Bridget J. Manduk
Name: Bridget J. Manduk
Title: Assistant Vice President

BANK OF AMERICA, N.A., as a Lender, a L/C Issuer and Swing Line Lender

By:	/s/ Christopher Renyi
Name: Christopher Renyi
Title: Vice President

SIGNATURE PAGE TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, N.A., as a Lender and a L/C Issuer

By:	/s/ Thomas E. Stelman Jr.
Name: Thomas E. Stelman Jr.
Title: Vice President

SIGNATURE PAGE TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Preeti Bhatnagar
Name: Preeti Bhatnagar
Title: Authorized Officer

SIGNATURE PAGE TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

CITIBANK, N.A., as a Lender

By:	/s/ Craig Hood
Name: Craig Hood
Title: Senior Vice President

SIGNATURE PAGE TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

RBS CITIZENS, N.A., as a Lender

By:	/s/ Barrett D. Bencivenga
Name: Barrett D. Bencivenga
Title: Senior Vice President

SIGNATURE PAGE TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

TD BANK, N.A., as a Lender

By:	/s/ Shannon Batchman
	Name:	Shannon Batchman
	Title:	Director

SIGNATURE PAGE TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

HSBC BANK USA, N.A., as a Lender

By:	/s/ William Conlan
	Name:	William Conlan
	Title:	Vice President

SIGNATURE PAGE TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

SOVEREIGN BANK, as a Lender

By:	/s/ Ronald Anderson
	Name:	Ronald Anderson
	Title:	Senior Vice President

SIGNATURE PAGE TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas P. Higgins
	Name:	Thomas P. Higgins
	Title:	SVP

SIGNATURE PAGE TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

, as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

, as a Lender

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A

CONDITIONS PRECEDENT TO

THE FIRST AMENDMENT CLOSING DATE

1.	The First Amendment Execution Date shall have occurred.

2.	The Administrative Agent shall have received the following (which may be by electronic transmission), and in the case of documents delivered by a Loan Party, each shall have been properly executed by a Responsible Officer of such Loan Party, and dated or certified as of the First Amendment Closing Date (or, in the case of certificates of governmental officials, a recent date before the First Amendment Closing Date):

(a)	a Supplement to Guaranty Agreement or a guaranty agreement duly executed by the Inergy Target and each Subsidiary of the Inergy Target required to Guarantee the Obligations under Section 6.12 of the Credit Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent and the First Amendment Arrangers;

(b)	(i) a Security Agreement Supplement or a security agreement duly executed by the Inergy Target and each Subsidiary of the Inergy Target required to give security for the Obligations under Section 6.12 of the Credit Agreement and all other supplements, documents and instruments (in appropriate form for recording, where necessary) that the Administrative Agent shall have requested in order to create and perfect the Administrative Agent’s security interest in (x) the property and assets of, and Equity Interests in, the Inergy Target and its Subsidiaries and (y) the other property and assets acquired by the Parent pursuant to the Inergy Acquisition Agreement, in each case required to be granted as security under Section 6.12 of the Credit Agreement; and (ii) evidence that arrangements reasonably satisfactory to the Administrative Agent shall have been made for the filings and recordations necessary to perfect the liens and security interests in such Collateral and for payment of all filing and recording fees and taxes in respect thereof; provided, however, to the extent any security interest in any Collateral is not perfected on the First Amendment Closing Date after the Borrower’s use of commercially reasonable efforts to do so, the perfection of a security interest in such Collateral (other than the Filing Collateral, the Equity Interest Collateral and the IP Collateral) shall not constitute a condition precedent to the First Amendment Closing Date but shall be required to be delivered in a reasonable amount of time following the First Amendment Closing Date but in no event later than 30 days from the First Amendment Closing Date (or such longer period (not to exceed 30 days) as may be agreed to by the Administrative Agent) pursuant to arrangements reasonably satisfactory to the Administrative Agent and the First Amendment Arrangers;

(c)	such amendments to the existing Collateral Documents as may be necessary to reflect the increased amount of the Aggregate Commitments, executed by the relevant Loan Party (it being understood that any filing or recordation of such amendments may occur after the First Amendment Closing Date), in each case in form and substance reasonably satisfactory to the Administrative Agent and the First Amendment Arrangers;

(d)	a consent and agreement executed by each Guarantor in substantially the form of the Consent and Agreement delivered on the First Amendment Execution Date or otherwise in form and substance reasonably satisfactory to the Administrative Agent and the First Amendment Arrangers;

(e)	such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party (including the Inergy Target and its

ANNEX A TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

1

Subsidiaries) as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this First Amendment and the other Loan Documents to which such Loan Party is party, each in form and substance reasonably satisfactory to the Administrative Agent and the First Amendment Arrangers;

(f)	such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party (including the Inergy Target and its Subsidiaries) is validly existing, in good standing and qualified to engage in business in the jurisdiction of its incorporation or formation, each in form and substance reasonably satisfactory to the Administrative Agent and the First Amendment Arrangers;

(g)	(i) (A) the most recently completed annual (or other audited) financial statements of the Inergy Target and its Subsidiaries, (B) interim financial statements of the Inergy Target and its Subsidiaries, if any, dated the end of the most recent fiscal quarter for which financial statements are available, and (C) any pro forma financial statements delivered pursuant to the Inergy Acquisition Agreement or in connection with issuance of the Exchange Notes; (ii) the pro forma financials covering the period through 2016 with respect to the Borrower and the Inergy Target delivered and determined to be reasonably acceptable by the First Amendment Arrangers prior to the First Amendment Execution Date; and (iii) such other financial, business and other information regarding the Inergy Target as the First Amendment Arrangers may reasonably request and is available to the Parent under the Inergy Acquisition Agreement;

(h)	evidence reasonably satisfactory to the Administrative Agent that the Loan Parties (including the Inergy Target and its Subsidiaries) are in compliance with the insurance requirements set forth in Section 6.07 of the Credit Agreement with respect to the assets acquired pursuant to the Inergy Acquisition;

(i)	a certificate from the chief financial officer of the Borrower and the Parent with respect to the solvency of the Borrower and its Subsidiaries and the Parent and its Subsidiaries, in each case taken as a whole after giving effect to the Inergy Transactions, this First Amendment and any Credit Extension being made on the First Amendment Closing Date, in form and substance reasonably satisfactory to the Administrative Agent and the First Amendment Arrangers;

(j)	a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying compliance with the conditions precedent set forth in this Annex A;

(k)	(i) a legal opinion of Proskauer Rose LLP, counsel to the Loan Parties (including the Inergy Target and its Subsidiaries), addressed to the Administrative Agent and the Lenders, covering such matters as the Administrative Agent may reasonably request, and (ii) such local counsel opinions, addressed to the Administrative Agent and the Lenders, covering such matters relating to the Loan Parties and real estate Collateral as the Administrative Agent may reasonably request;

(l)	the Lenders shall have received all documentation and other information that may be required by such Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested by the Lenders in writing not less than two Business Days prior to the First Amendment Closing Date; and

(m)	a Request for Credit Extension, if applicable.

ANNEX A TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

2

3.	The terms and conditions of the Exchange Notes shall be reasonably satisfactory to the Administrative Agent and the First Amendment Arrangers, including, that neither the Borrower nor any Subsidiary of the Borrower shall be an issuer of, or Guarantee, the Exchange Notes.

4.	The terms and conditions of the Inergy Acquisition Agreement (including all exhibits, schedules, annexes and other attachments thereto) and any material documents related thereto shall be reasonably satisfactory to the First Amendment Arrangers (it being understood and agreed that the Inergy Acquisition Agreement as in effect on April 25, 2012 is satisfactory to the First Amendment Arrangers).

5.	(a)	The representations and warranties set forth in Section 7(b) of the First Amendment and the other Loan Documents delivered on the First Amendment Closing Date which constitute Specified Representations shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof);

	(b)	the representations and warranties made by, on behalf of, or with respect to the Inergy Target in the Inergy Acquisition Agreement the breach of which would permit the Parent to terminate its obligations under the Inergy Acquisition Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof);

	(c)	there shall not have occurred since January 5, 2012 any change, occurrence or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole, in each case immediately prior to giving effect to the Inergy Transactions;

	(d)	there shall not have occurred since December 31, 2011 any Propane Group Material Adverse Effect;

	(e)	the Inergy Acquisition shall have been, or concurrently with the effectiveness of the First Amendment Closing Date is being, consummated in accordance with the terms of the Inergy Acquisition Agreement and the April 24, 2012 draft of the Offer to Exchange provided to the First Amendment Arrangers, without giving effect to any amendments, modifications or waivers made by the Parent or any of its Affiliates other than Permitted Changes;

	(f)	there shall be no (i) litigation pending, or to the Borrower’s or Parent’s knowledge threatened in writing, against or affecting Parent, Borrower, or any of their Subsidiaries or the Inergy Target or its Subsidiaries or (ii) injunction or other form of restraining order, which in either case restrains or restricts or seeks to restrain or restrict the closing of the First Amendment or the making of the 2012 Incremental Term Loan; and

	(g)	the Loan Parties (including the Inergy Target and its Subsidiaries) shall have received all governmental and shareholder consents (including without limitation Hart-Scott-Rodino clearance) and approvals necessary in connection with the Inergy Transactions and the subject matter of this First Amendment, without any action being taken by any governmental authority that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Borrower, the Parent, or the Inergy Target or any of their respective Subsidiaries or that seeks or threatens any of the foregoing.

ANNEX A TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

3

6.	The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Inergy Target and its Subsidiaries shall have been released from all liabilities and obligations under any credit facilities, indentures and other Indebtedness other than the Inergy Permitted Indebtedness, including such Lien searches as the Administrative Agent shall have requested, and such termination statements and other documents as may be necessary to confirm that the assets acquired pursuant to the Inergy Acquisition are subject to no Liens in favor of any Persons (other than the Liens securing the Obligations and the Liens permitted by Section 7.01 of the Credit Agreement (after giving effect to the First Amendment)).

7.	All fees and expenses required to be paid on or before the First Amendment Closing Date to the First Amendment Arrangers, the Administrative Agent and the Lenders shall have been paid to the Administrative Agent for its account and for the account of the First Amendment Arrangers and the Lenders (including the ticking fees applicable to the Revolving Credit Facility and the 2012 Incremental Term Facility).

8.	Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent (including any local counsel) to the extent invoiced prior to the First Amendment Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Annex A, each Lender that has signed this First Amendment (and its permitted successors and assigns) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed First Amendment Closing Date specifying its objection thereto. The Administrative Agent shall notify the Borrower and the Lenders of the First Amendment Closing Date.

The amendments set forth in Section 2 of the First Amendment, the increase in Revolving Credit Loans set forth in Section 3 of the First Amendment, the obligations of the 2012 Incremental Term Facility Lenders to make the 2012 Incremental Term Facility Loans pursuant to Section 4 of the First Amendment, the consent set forth in Section 6 of the First Amendment shall not become effective unless each of the foregoing conditions contained in this Annex A is satisfied at or prior to 5:00 P.M., New York City time, on August 17, 2012 or such later date (but no later than 180 days after August 17, 2012) to which the “End Date” under and as defined in, and as may be extended pursuant to Section 7.1(c) of the Inergy Acquisition Agreement as in effect on April 25, 2012 and in the event such conditions are not so satisfied by such time, the provisions of the First Amendment shall terminate at such time.

ANNEX A TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

4

SCHEDULE 1.01(c)

ADDITIONS TO PRO FORMA CONSOLIDATED EBITDA

FOR INERGY ASSETS

For each Measurement Period set forth below, the Consolidated EBITDA attributable to the assets and businesses acquired pursuant to the Inergy Acquisition shall be the amount set forth below. As used in this Schedule 1.01(c), “Measurement Period” means a fiscal quarter.

For the fiscal quarter ending in September, 2011: ($6,700,000).

For the fiscal quarter ending in December, 2011: $51,500,000.

For the fiscal quarter ending in March, 2012: $74,700,000.

For the fiscal quarter ending in June, 2012: $1,200,000.

SCHEDULE 1.01(c) TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

1

SCHEDULE 1.01(d)

SUMMARY OF THE INERGY TRANSACTIONS

Parent intends to acquire (the “Inergy Acquisition”) from Inergy, L.P. (“Inergy”) all of the Equity Interests of Inergy Propane, LLC (the “Inergy Target”), including certain wholly-owned direct and indirect subsidiaries of the Inergy Target and the assets of Inergy Sales and Services, Inc. (“Inergy Sales and Services”) pursuant to the Contribution Agreement, dated April 25, 2012 (the “Inergy Acquisition Agreement”), by and among Inergy, Inergy GP, LLC, Inergy Sales and Services and Parent. In connection therewith, it is intended that concurrently with or before the consummation of the Inergy Acquisition:

(i) Up to $600,000,000 of 7.375% Senior Notes of Parent due 2021 will be offered to Inergy’s noteholders in exchange for Inergy’s 6.875% Senior Notes due 2021 (the “7.375% Suburban Senior Notes”).

(ii) Up to $600,000,000 of 7.500% Senior Notes of Parent due 2018 will be offered to Inergy’s noteholders in exchange for Inergy’s 7.000% Senior Notes due 2018 (the “7.500% Suburban Senior Notes” and, together with the 7.375% Suburban Senior Notes, the “Exchange Notes”), (with the aggregate amount of the Exchange Notes not to exceed $1,000,000,000). There are outstanding in the aggregate $1,200,000,000 of Inergy Notes with each series (the 2018 and 2021 Inergy Senior Notes) having $600,000,000 in principal amount outstanding. Both series of Inergy Series Notes are collectively referred to herein as the “Inergy Senior Notes”.

(iii) Up to $200,000,000 in cash is included as part of the exchange offer (the “Cash Consideration”). If all of the Inergy Senior Notes are tendered, each tenderor will receive bonds and all of the $200,000,000 of cash will be allocated among the tenderors. If greater than $1,000,000,000 of Inergy Senior Notes is tendered but less than $1,200,000,000, then each tenderor will get bonds and cash and the unallocated difference between $200,000,000 and the aggregate amount of cash paid to each tenderor will be paid to Inergy. If only $1,000,000,000 on Inergy Senior Notes is tendered, the full amount of the cash consideration will be paid to Inergy. Inergy and the Parent have agreed that any such cash payments due to Inergy shall be satisfied solely through the issuance to Inergy of new Common Units of Parent (the “Additional Equity Consideration”).

(iv) $600,000,000 of Common Units of Parent will be issued to Inergy and Inergy Sales and Services, approximately 99% of which will be distributed by Inergy to Inergy’s unit holders and the remaining portion will be held by Inergy or Inergy Sales and Services (the “Equity Consideration”). The Additional Equity Consideration will not exceed approximately $23,000,000 of new Common Units of Parent, approximately 99% of which will be distributed to Inergy’s common unit holders and the balance retained by Inergy.

(v) The Cash Consideration plus expenses in an amount not to exceed $50,000,000 will be financed with the proceeds of the 2012 Incremental Term Loans and cash on hand.

(vi) Pursuant to that certain Support Agreement, dated August 1, 2012, by and among Parent, Suburban Energy Finance Corp. and Inergy, Inergy will for tax purposes provide a guaranty with respect to the Exchange Notes that mature on October 1, 2018.

SCHEDULE 1.01(d) TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment prior to giving effect to the Increase of the Revolving Credit Commitments	Revolving Credit Commitment after giving to the Increase of the Revolving Credit Commitments	Applicable Revolving Credit Percentage prior to giving effect to the Increase of the Revolving Credit Commitments	Applicable Revolving Credit Percentage after giving effect to the Increase of the Revolving Credit Commitments	2012 Incremental Term Facility Commitment	Applicable Percentage of 2012 Incremental Term Facility

Bank of America, N.A.	$33,000,000.00	$42,000,000.00	13.2%	10.5%	$40,000,000.00	16.0%

Wells Fargo Bank, N.A.	$32,000,000.00	$42,000,000.00	12.8%	10.5%	$40,000,000.00	16.0%

JPMorgan Chase Bank, N.A.	$30,000,000.00	$39,000,000.00	12.0%	9.75%	$40,000,000.00	16.0%

RBS Citizens, N.A.	$30,000,000.00	$39,000,000.00	12.0%	9.75%	$40,000,000.00	16.0%

Citibank, N.A.	$30,000,000.00	$39,000,000.00	12.0%	9.75%	$35,000,000.00	14.0%

HSBC Bank USA, N.A.	$24,000,000.00	$35,000,000.00	9.6%	8.75%	$20,000,000.00	8.0%

TD Bank, N.A.	$27,000,000.00	$35,000,000.00	10.8%	8.75%	$10,000,000.00	4.0%

Branch Banking & Trust Company	-0-	$15,000,000.00	—	3.75%	$10,000,000.00	4.0%

Capital One, National Association	$20,000,000.00	$25,000,000.00	8.0%	6.25%	-0-	—

Deutsche Bank Trust Company Americas	-0-	$25,000,000.00	—	6.25%	-0-	—

Manufacturers and Traders Trust Company	-0-	$15,000,000.00	—	3.75%	$10,000,000.00	4.0%

Sovereign Bank	$24,000,000.00	$24,000,000.00	9.6%	6.0%	-0-	—

Goldman Sachs Bank USA	-0-	$15,000,000.00	—	3.75%	-0-	—

Raymond James Bank, N.A.	-0-	$10,000,000.00	—	2.5%	$5,000,000.00	2.0%

Total	$250,000,000.00	$400,000,000.00	100.000000000%	100.000000000%	$250,000,000.00	100.000000000%

SCHEDULE 2.01 TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

SCHEDULE 2.16A

TERMS OF THE 2012 INCREMENTAL TERM FACILITY

Lenders:	The 2012 Incremental Term Facility Lenders shall be as set forth on Schedule 2.01 of the Credit Agreement, as amended.

Commitments:

The 2012 Incremental Term Facility Commitments shall be as set forth on Schedule 2.01 of the Credit Agreement, as amended.

The 2012 Incremental Term Facility Commitments shall be reduced on a pro rata basis by the amount of Net Cash Proceeds of any sale or issuance of Indebtedness or Equity Interests (other than the Exchange Notes and the Equity Consideration) by any Loan Party or any of their respective Subsidiaries after April 25, 2012 and prior to the borrowing of the 2012 Incremental Term Facility Loans. In addition, prior to any borrowing on the First Amendment Closing Date, the Borrower may, at its option, reduce the 2012 Incremental Term Facility Commitments on a pro rata basis.

Single Draw:	The 2012 Incremental Term Facility may be borrowed in a single draw on the First Amendment Closing Date in an amount up to the 2012 Incremental Term Facility Commitments. Once paid or prepaid, the 2012 Incremental Term Loan may not be reborrowed; provided, however, that this paragraph is not intended to limit the ability of the Borrower to establish additional Incremental Term Loan Facilities in accordance with Section 2.16(a) of the Credit Agreement. Section 4.02 of the Credit Agreement shall not apply to the borrowing of the 2012 Incremental Term Loan on the First Amendment Closing Date. The borrowing of the 2012 Incremental Term Loan shall be deemed to be a representation and warranty by the Borrower that, both before and after the consummation of the Transactions and the borrowing of the 2012 Incremental Term Loan and any other borrowing under the Credit Agreement on the First Amendment Closing Date, the representations and warranties in the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof); provided, however, that the accuracy of such representations and warranties shall not be a condition precedent to the availability of the 2012 Incremental Term Facility, except to the extent that such representations and warranties constitute Specified Representations.

Applicable Rate:	The Applicable Rate for the 2012 Incremental Term Loans shall be as follows: LIBOR – 3.00% Base Rate – 2.00%

Maturity Date:	The 2012 Incremental Term Facility Maturity Date shall be the date which is the earlier of (x) the date which is 364 days after the First Amendment Closing Date and (y) November 16, 2013.

SCHEDULE 2.16A TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

Ticking Fee:	The Borrower shall pay to the Administrative Agent for the account of each 2012 Incremental Term Facility Lender in accordance with its Applicable Percentage of the 2012 Incremental Term Facility, a commitment fee equal to 0.375% per annum times the average daily aggregate amount of the 2012 Incremental Term Facility Commitments. This commitment fee shall accrue at all times from June 15, 2012 until the earlier of (i) the termination of the 2012 Incremental Term Facility Commitments and (ii) the extension of the 2012 Incremental Term Facility Loans, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing June 30, 2012.

Use of Proceeds:	The proceeds of the 2012 Incremental Term Facility Loans shall be used to pay the Cash Consideration (as defined in Schedule 1.01(d)) and expenses in connection with the Inergy Transactions.

SCHEDULE 2.16A TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

SCHEDULE 5.13

SUBSIDIARIES AND OTHER

EQUITY INVESTMENTS; LOAN PARTIES

BEFORE GIVING EFFECT TO THE INERGY ACQUISITION

Part (a) – Subsidiaries1

•	Suburban Propane Partners, L.P.

•	Suburban Propane, L.P.

•	Suburban Sales & Service, Inc.

•	Gas Connection, LLC (d/b/a HomeTown Hearth & Grill)

•	Suburban Franchising, LLC

•	Suburban Heating Oil Partners, LLC (d/b/a Suburban Propane)

•	Agway Energy Services, LLC.

•	Suburban Energy Finance Corp.

•	Suburban LP Holding, Inc.

•	Suburban LP Holding, LLC

Entity Name	Number of Shares Authorized	Number of Shares Issued/Outstanding	Par value	Owner(s) of Equity Interest/Member(s)
Suburban Propane Partners, L.P.	N/A	35,543,316	N/A	general partner interest: Suburban Energy Services Group LLC limited partner interests: 100% Investing Public
Suburban Propane, L.P.	N/A	N/A	N/A	general partner interest: Suburban Energy Services Group LLC limited partner interests: 99.9% Suburban Propane Partners, L.P. 0.1% Suburban L.P. Holdings, LLC
Suburban LP Holding, Inc.	1,000 shares of Common Stock	100	$0.01 per share	100% Suburban Propane Partners, L.P.
Suburban LP Holding, LLC	N/A	N/A	N/A	50% Suburban LP Holding, Inc 50% Suburban Propane Partners, L.P.

[1]

(*= Agway Subsidiaries and Inactive Subsidiaries are listed on Schedule 1.01(a). The member for all of the Agway Subsidiaries listed on Schedule 1.01(a) is Gas Connection, LLC (formerly Gas Connection, Inc.).)

SCHEDULE 5.13 TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

Entity Name	Number of Shares Authorized	Number of Shares Issued/Outstanding	Par value	Owner(s) of Equity Interest/Member(s)
Suburban Energy Finance Corp.	1,000 shares of Common Stock	1,000	$0.01 per share	100% Suburban Propane Partners, L.P.
Suburban Sales & Service, Inc.	2,000 shares of Common Stock	2,000	no par value	Suburban Propane, L.P
Gas Connection, LLC (d/b/a HomeTown Hearth & Grill)	N/A	N/A	N/A	100%: Suburban Sales & Service, Inc.
Suburban Franchising, LLC	N/A	N/A	N/A	100%: Suburban Sales & Service, Inc.
Suburban Heating Oil Partners, LLC (d/b/a Suburban Propane)	N/A	N/A	N/A	100%: Gas Connection, LLC
Agway Energy Services, LLC	N/A	N/A	N/A	100%: Gas Connection, LLC

Part (b) – Other Equity Investments

None.

AFTER GIVING EFFECT TO THE INERGY ACQUISITION

The following are added after giving effect to the Inergy Acquisition:

Part (a) – Subsidiaries

Entity Name	Number of Shares Authorized	Number of Shares Issued/Outstanding	Par value	Owner(s) of Equity Interest/Member(s)
Inergy Propane, LLC	N/A	N/A	N/A	100%: Suburban Propane, L.P.

SCHEDULE 5.13 TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

Entity Name	Number of Shares Authorized	Number of Shares Issued/Outstanding	Par value	Owner(s) of Equity Interest/Member(s)
Liberty Propane, L.P.[2]	N/A	N/A	N/A	100% of limited partnership interests: Inergy Propane, LLC 100% of general partnership interests: Liberty Propane GP, LLC
Liberty Propane Operations, LLC	N/A	N/A	N/A	100%: Liberty Propane, L.P. (to be held by Inergy Propane, LLC upon the dissolution of Liberty Propane L.P.)
Liberty Propane GP, LLC[3]	N/A	N/A	N/A	100%: Inergy Propane, LLC

Part (b) – Other Equity Investments

None.

[2]	Dissolution pending
[3]	Dissolution pending

SCHEDULE 5.13 TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE,

CERTAIN ADDRESSES FOR NOTICES

LOAN PARTIES:

[Name of Loan Party]

[c/o] Suburban Propane, L.P.

One Suburban Plaza

240 Route 10 West

P.O. Box 206

Whippany, New Jersey 07981-0206

Attention: A. Davin D’Ambrosio

Telephone: (973)503-9396

Telecopier: (973)503-9395

Electronic Mail: DDambrosio@suburbanpropane.com

Website Address: www.suburbanpropane.com

U.S. Taxpayer Identification Number: 22-3410352

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions including Swing Line Loans):

Bank of America, N.A.

901 Main Street

Mail Code: TX1-492-14-12

Dallas, TX 75202-3714

Attention: Arlene L. Minor

Telephone: (214) 209-9177

Telecopier: (214) 290-9412

Electronic Mail: arlene.l.minor@baml.com

Account No.: 1292000883

Ref: Suburban Propane L.P.

ABA# 026009593

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

1455 Market Street, 5th Floor

Mail Code: CA5-701-05-19

San Francisco, CA 94103

Attention: Bridgett Manduk

Telephone: (415) 436-1097

Telecopier: (415) 503-5011

Electronic Mail: bridgett.manduk@baml.com

SCHEDULE 11.02 TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

With a CC to:

Bank of America, N.A.

Natural Resources

100 Federal Street

Mail Code: MA5-100-09-01

Boston, MA 02110

Attention: Christopher Renyi

Telephone: (617) 434-2079

Telecopier: (617) 434-5818

Electronic Mail: christopher.t.renyi@baml.com

L/C ISSUERS:

BANK OF AMERICA:

Bank of America, N.A.

Trade Operations

Mail Code: CA9-705-07-05

1000 West Temple Street

Los Angeles, CA 90012-1514

Attention: Stella Rosales

Telephone: (213) 481-7828

Telecopier: (213) 457-8841

Electronic Mail: stella.rosales@baml.com

WELLS FARGO BANK, N.A.:

Contact Information for Loan Parties:

Wells Fargo Bank, N.A.

1445 Ross Avenue, Suite 4500

MAC T9216-451

Dallas TX 75202

Attention: Arlene M. Gonzalez, Corporate Relationship Associate

Telephone: (214) 721-8216

Telecopier: (214) 721-8215

Electronic Mail: arlene.m.gonzalez@wellsfargo.com

Contact information for Administrative Agent:

Wells Fargo Bank, N.A.

1700 Lincoln St, 5th Floor

MAC C7300-059

Denver, CO 80203-4500

Attention: Brian Patrick McCauley, Loan Servicing Specialist

Telephone: (303) 863-5045

Electronic Mail: brian.mccauley@wellsfargo.com

SCHEDULE 11.02 TO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT